EXHIBIT 99.4
            Annual Compliance Letter for Certificate Series 1997 C-2

March 23,1998

State Street Bank and Trust Company,        Criimi Mae Services Limited
 as Trustee                                 Partnership, as Special
Servicer
Corporate Trust Department                  11200 Rockville Pike
Two International Plaza                     Rockville,Maryland 20852
Boston, MA 02110                            Attention: Steven
Hershorn,Legal
Attention: Julie Kirby                      Dept.

                                            Merrill Lynch Mortage
Investors,Inc
Merrill Lynch Series C-2                    Mortage Pass-Through
Certificates,
facsimile number 617 664-5367                Series 1997 C-2

Fitch IBCA, Inc.,                           Moody's Investor
Services,Inc.,
 as Rating Agency                           as Agency Rating Agency
One State Street Plaza                      99 Church Street, 10th Floor
31th Floor                                  New York,NY 10007
New York, NY 10004
Attention :Deborah Sief                     Attention: Tad Phillips

Standard & Poor's Ratings Services, as Rating
Agency
Financial Institutions/Mortgages Group
25 Broadway
New York, NY 10004
Attention: Karen Bailey

                  Re: Annual Statement as to Compliance
            Mortgagee Pass-Through Certificates, Series 1997-C2

In accordance with Sections 3.13 of the Pooling and Servicing Agreement (the "Agreement") dated December 1, 1997, entered into in connection with the above-referenced Certificates, the undersigned officer of GE Capital Asset Management Corporation, now named GE Capital Loan Services, Inc. (the "Master Servicer.') hereby certifies that (i) a review of the activities of the Master Servicer during the period of time beginning December 1, 1997 and continuing through December 31, 1997 and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such period, and (iii) the Master Servicer has received notice regarding qualification, or challenge to the status, of the Trust Fund as a REMIC from the Internal Revenue Service or any over governmental agency or body .


/s/Robert W. Bailey
Robert W. Bailey, Vice President and
Treasurer, on behalf of GE Capital Loan
Services, Inc., in its capacity as Master Servicer